Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Nos. 333-156012, 333-143493, 333-117248 and 333-17773) on Form S-8 of Gray Television, Inc. of our report dated June XX, 2012 relating to our audit of the financial statements and supplemental schedule of the Gray Television, Inc. Capital Accumulation Plan, for the year ended December 31, 2011, which appears in this Form 11-K.

/s/ McGladrey LLP

West Palm Beach, Florida

June 21, 2012